United Security Bancshares Declares Quarterly Cash Dividend

FRESNO, CA, September 24, 2025 - On September 23, 2025, the Board of Directors of United Security Bancshares (the “Company”) (NASDAQ: UBFO), the parent company of United Security Bank (the “Bank”), declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on October 21, 2025, to shareholders of record as of October 3, 2025.

About United Security Bancshares
United Security Bancshares (NASDAQ: UBFO) is the holding company for United Security Bank, which was founded in 1987. United Security Bank is headquartered in Fresno, California, and operates 13 full-service branch offices in Fresno, Bakersfield, Campbell, Caruthers, Coalinga, Firebaugh, Fowler, Mendota, Oakhurst, San Joaquin, and Taft. Additionally, United Security Bank operates Commercial Real Estate Construction, Commercial Lending, and Consumer Lending departments. For more information, please visit www.unitedsecuritybank.com.

FORWARD-LOOKING STATEMENTS
Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results, or otherwise are not statements of historical facts, such as statements about the Company’s board or its structure. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. For a more complete discussion of these risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, particularly the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Readers should carefully review all disclosures the Company files from time to time with the Securities and Exchange Commission.

CONTACT: Dave Kinross
SVP CFO
United Security Bancshares
559-490-6261